David Schmidt
152 North Road
Chester, NJ 07930

June 26, 2012

Mrs. Linda Grable, Chairman of the Board and CEO
Mr. Allan Schwartz, Director, Executive Vice President and CFO
Imaging Diagnostic Systems, Inc.
5307 NW 35th Terrace
Fort Lauderdale, FL 33309

Re: Director Resignation

Dear Mrs. Grable and Mr. Schwartz:

Due to my general disagreement with the management and direction of the Company, I hereby resign from the Company’s Board of Directors, effective immediately.

Sincerely,

/s/ David Schmidt

David Schmidt